Exhibit 99.1

FOR IMMEDIATE RELEASE

FUBO SUES THE WALT DISNEY COMPANY, FOX CORP., WARNER BROS. DISCOVERY AND AFFILIATES FOR ANTITRUST PRACTICES

Defendants’ Forthcoming Launch of Sports Streaming Joint Venture Will Destroy Competition and Inflate Prices for Consumers

Sports Cartel Blocks & Steals Fubo’s Playbook

NEW YORK – FEBRUARY 20, 2024 – FuboTV Inc. (d/b/a/ Fubo) (NYSE: FUBO), the leading sports-first live TV streaming platform, filed an antitrust lawsuit against The Walt Disney Company, FOX Corp., Warner Bros. Discovery, Inc. and their affiliates today, alleging that the vertically-integrated media companies have engaged in a years-long campaign to block Fubo’s innovative sports-first streaming business resulting in significant harm to both Fubo and consumers. The complaint alleges that the forthcoming launch of a sports-streaming joint venture steals Fubo’s playbook and is the latest example of this campaign.

The Company claims that the Defendants have engaged in a long-running pattern of stymying Fubo’s sports-first streaming service by engaging in anti-competitive practices. Fubo was founded nine years ago to offer consumers a sports-first package of live TV streaming channels as a less expensive alternative to traditional cable bundles. However, as described in the complaint, “For decades, Defendants have leveraged their iron grip on sports content to extract billions of dollars in supra-competitive profits” by engaging in practices causing consumers to pay more for highly popular sports content and resulting in significant damages to both Fubo and its customers.

Fubo’s complaint describes the tactics the Defendants have taken to prevent Fubo from competing fairly in the marketplace. Such practices as outlined in Fubo’s legal papers include unfair “bundling” - forcing Fubo to carry dozens of expensive non-sports channels that Fubo’s customers do not want as a condition of licensing the Defendants’ sports channels.

Other examples of anti-competitive behavior cited in the complaint include the Defendants charging Fubo content licensing rates that are as much as 30%-50%+ higher than rates they charge other distributors. Defendants also impose non-market penetration requirements (the percentage of total subscribers to which a content package must be sold to or cannot exceed) on Fubo. These actions individually and collectively increase the costs Fubo must pass onto customers. Fubo believes it has incurred billions of dollars in damages as a result of the Defendants’ actions.

Additionally, Fubo claims the Defendants have restricted Fubo from offering compelling streaming products that consumers would find desirable, despite similar products being offered by other traditional pay TV and streaming services, including the Defendants’ own Hulu service.

Fubo further alleges that the Defendants’ recently announced joint venture is simply the latest coordinated step in the Defendants’ campaign to eliminate competition in the sports-first streaming market and capture this market for themselves.

The Defendants have locked arms to remove further competition, according to Fubo’s complaint. Each Defendant is a media conglomerate that owns critical sports content and, according to the complaint, has individually engaged in anti-competitive behavior against Fubo resulting in harm to consumers. Together, the Defendants control more than half of the U.S. sports rights market.1 By combining to license their must-have sports content on a standalone basis to their own joint venture, other distributors, including Fubo, would be at an extreme competitive disadvantage to the detriment of millions of U.S. consumers, according to the complaint.

1 Warner, Fox, ESPN to Launch Streaming Sports Joint Venture (variety.com)

David Gandler, Co-founder and CEO, Fubo commented:

“Each of these companies has consistently engaged in anticompetitive practices that aim to monopolize the market, stifle any form of competition, create higher pricing for subscribers and cheat consumers from deserved choice. By joining together to exclusively reserve the rights to distribute a specialized live sports package, we believe these corporations are erecting insurmountable barriers that will effectively block any new competitors from entering the market. This strategy ensures that consumers desiring a dedicated sports channel lineup are left with no alternative but to subscribe to the Defendants’ joint venture.

“We have previously collaborated with each of these companies so that we could offer ‘must-have’ sports content to Fubo customers. For many years, they have challenged our business at every opportunity through pernicious practices. While other new competitors were prevented from entering the market, Fubo has continuously fought back. The Defendants’ unconscionable practices have impacted our ability to grow and have deprived consumers of a compelling and competitively-priced product.

“Simply put, this sports cartel blocked our playbook for many years and now they are effectively stealing it for themselves.

“Silence is no longer an option. The fact that live sporting events dominated television viewership in 2023, with 97 of the top 100 broadcasts, highlights the critical importance of sports in entertainment and the necessity for its broad dissemination. Reports that the Department of Justice intends to look into the joint venture are encouraging, and it evidences the potential negative and widespread impact this alliance will have.

“Fubo seeks equal treatment in terms of pricing and all relevant conditions from these media giants to ensure we can compete fairly for the benefit of consumers. Our customers deserve access to a competitively priced offering with innovative features designed by Fubo for an unparalleled sports viewing experience.”

In its complaint, Fubo seeks, among other things, to enjoin the joint venture or, in the alternative, require the parties impose restrictions on the Defendants in order to proceed, such as economic parity of licensing terms and substantial damages from the Defendants.

For more information on Fubo and the streaming landscape, please refer to the company’s presentation on its Investor Relations website.

About Fubo

With a global mission to aggregate the best in TV, including premium sports, news and entertainment content, through a single app, FuboTV Inc. (d/b/a Fubo) (NYSE: FUBO) aims to transcend the industry’s current TV model. The company operates Fubo in the U.S., Canada and Spain and Molotov in France.

In the U.S., Fubo is a sports-first cable TV replacement product that aggregates more than 300 live sports, news and entertainment networks and is the only live TV streaming platform with every Nielsen-rated sports channel (source: Nielsen Total Viewers, 2023). Leveraging Fubo’s proprietary data and technology platform optimized for live TV and sports viewership, subscribers can engage with the content they are watching through an intuitive and personalized streaming experience. Fubo has continuously pushed the boundaries of live TV streaming. It was the first virtual MVPD to launch 4K streaming and MultiView, which it did years ahead of its peers, as well as Instant Headlines, a first-of-its-kind AI feature that generates contextual news topics as they are reported live on air.

Learn more at https://fubo.tv

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements of FuboTV Inc. (“Fubo”) that involve substantial risks and uncertainties, including regarding the lawsuit described in this press release and the impact of the defendants’ actions on Fubo and the media industry. All statements contained in this press release that do not relate to matters of historical fact are forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, including statements regarding our business strategy and plans, expectations regarding profitability, growth plans and prospects and market opportunity. Forward-looking statements represent Fubo’s current expectations regarding future events and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Among those risks and uncertainties are market conditions and risks relating to Fubo’s business, including those described in periodic reports that Fubo files from time to time with the SEC. The forward-looking statements included in this press release speak only as of the date of this press release, and Fubo does not undertake to update the statements included in this press release for subsequent developments, except as may be required by law.

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Investor Contacts

Alison Sternberg, Fubo

asternberg@fubo.tv

JCIR for Fubo

ir@fubo.tv

Media Contacts

Jennifer L. Press, Fubo

jpress@fubo.tv

Bianca Illion, Fubo

billion@fubo.tv